Exhibit 99.1

Motorola Completes Acquisition of Netopia, Inc

Transaction Expands Motorola’s Portfolio of Voice and Data Solutions for the Telecom Connected Home

SCHAUMBURG, Ill. – 7 February 2007 — Motorola, Inc. (NYSE: MOT) announced that it has completed its acquisition of Netopia, Inc. (Nasdaq: NTPA). The transaction has a total equity value of approximately $208 million on a fully-diluted basis.

Netopia is a leader in providing carrier-class broadband customer premise equipment (CPE), remote management software, and services to telecom operators worldwide. The company provides a full portfolio of products designed for DSL networks, including wired and wireless modems, routers, and gateways. The company’s products deliver voice, video, data, and other advanced services to residential and business customers.

The acquisition enables Motorola to further address the global broadband DSL opportunity. Netopia’s carrier-class portfolio of products and technologies extends Motorola’s current solutions for the emerging IPTV opportunity. As a combined product portfolio, Motorola will now offer carriers a full suite of home CPE and remote management software, providing support for any connected device in the home, including media hubs, voice gateways, and IP set-tops. This will complement the leading video, voice, and data portfolio Motorola already provides for HFC and optical network operators worldwide.

As previously announced on November 14, 2006, the two companies signed a definitive merger agreement under which Motorola has now acquired all of the outstanding shares of Netopia common stock. The transaction was completed Tuesday following approval of the merger by Netopia shareholders. With the completion of the transaction, trading in Netopia common stock was suspended at the close of business on Tuesday.

About Motorola

Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of Seamless Mobility, the people of Motorola are committed to helping you get and stay connected simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.

Forward Looking Statements

Certain statements contained in this press release, including future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or

Netopia’s future expectations, beliefs, goals or prospects, the near-term impact of the acquisition on Motorola’s earnings per share, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to meet expectations regarding the accounting and tax treatments of the transaction; (ii) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (iii) Motorola’s ability to successfully integrate Netopia’s operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (iv) revenues following the transaction may be lower than expected; (v) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (vi) the retention of certain key employees at Netopia; (vii) the inability to protect either party’s intellectual property rights may weaken its competitive position; (viii) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (ix) third parties may claim that either party’s products infringe their intellectual property rights; and (x) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2005 and its subsequent reports filed with the SEC, and Netopia’s Annual Report on Form 10-K for the year ended September 30, 2005 and its subsequent reports filed with the SEC. Motorola and NETOPIA assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.

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Media Contacts:

Paul Alfieri

Motorola

+1-847-435-5320

Paul.alfieri@motorola.com

Lisa Langlands

Netopia, Inc.

+1-510-420-7529

llanglands@netopia.com

MOTOROLA and the Stylized M Logo are registered in the US Patent & Trademark Office. All other product or service names are the property of their respective owners.

© Motorola, Inc. 2007. All rights reserved.